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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                   ----------

       Date of Report (Date of earliest event reported): FEBRUARY 14, 2001


                           IBIS TECHNOLOGY CORPORATION
                           ---------------------------
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                     0-23150                    04-2987600
- --------------                  ------------             ------------------
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)


         32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS          01923
         -------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code: (978) 777-4247




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ITEM 5.   OTHER EVENTS.

On February 14, 2001, the Registrant publicly disseminated a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2000.

The Registrant's total revenues for the fourth quarter ended December 31, 2000 were $3,994,000 compared to $2,366,000 reported in the prior year quarter, an increase of 69%. SIMOX wafer shipments in the fourth quarter set a new record, totaling approximately $3 million, an increase of 130% over the fourth quarter of 1999 and a 50% increase over the third quarter of 2000. The net loss for the 2000 fourth quarter was $309,000 or $0.04 per share, compared to net income of $46,000, or $0.01 per share, in the similar period a year ago.

Fiscal 2000 revenues totaled $14.5 million compared to $16.6 million for fiscal year 1999. The net loss for fiscal year 2000 was $1.5 million, or $0.18 per share, compared to net income of $827,000, or $0.11 per share for fiscal 1999. Wafer sales increased 55% over the prior year; however, total revenues decreased due to lower equipment revenue.

The Registrant also announced that it would hold a teleconference to discuss its fourth quarter and fiscal 2000 results and its outlook on February 15, 2001 at 10:00 a.m. ET. The dial in number for the live conference call will be 719-457-2659. Internet users will be able to access a simultaneous, listen-only webcast of the teleconference through the investor relations section of the Registrant's website http://www.ibis. An archive of the webcast will also be available at this site for one week.

The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibit.

         99.1     The Registrant's Press Release dated February 14, 2001.



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       IBIS TECHNOLOGY CORPORATION
                                       ---------------------------
                                       (Registrant)



Date: February 14, 2001                /s/ DEBRA L. NELSON
                                       -----------------------------------------
                                       Debra L. Nelson, Chief Financial Officer


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                                  EXHIBIT INDEX
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EXHIBIT                                                                         SEQUENTIAL
NUMBER        DESCRIPTION                                                       PAGE NUMBER
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
99.1          The Registrant's Press Release dated February 14, 2001                      5
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